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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        DECATUR FIRST BANK GROUP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               Georgia                                    58-2254289
----------------------------------------              -------------------
(State of incorporation or organization)               (I.R.S. employer
                                                      identification no.)

     1120 Commerce Drive, Decatur, Georgia                  30030
    ----------------------------------------              ----------
    (Address of principal executive offices)              (zip code)


     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]


     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

     None.

Securities to be registered pursuant to Section 12(g) of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered
     -------------------                        ------------------------------
     Common Stock, $5.00 par value per share



This Registration Statement contains a total of 3 pages.
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Common Stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth in the Registrant's Registration Statement on Form SB-2, Registration No. 333-14355, as filed with the Securities and Exchange Commission, and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS

     The following exhibits are filed as part of the Registration Statement.

3.1 Articles of Incorporation of Decatur First Bank Group, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-14355)).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-14355)).

4.1 Instruments Defining the Rights of Security Holders. See Articles of Incorporation at Exhibit 3.1 hereto and Bylaws at Exhibit 3.2 hereto.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     DECATUR FIRST BANK GROUP, INC.



                                     By:  /s/ July B. Turner
                                        -------------------------------------
                                        Judy B. Turner
                                        President and Chief Executive Officer



                                     Dated: April 30, 1998

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